CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
SIXTEENTH INSTRUMENT OF AMENDMENT
Recitals:
1.    Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss-Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2.    Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan for the following reason:
    To provide for the participation of employees of Keronite Group Ltd.
3.    Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.
4.    Section 12.01(b) authorizes the Curtiss-Wright Corporation Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.
5.    Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
6.    Defined terms in the Plan shall have the same meaning in this Amendment.
Amendments to the Plan
1.Appendix A is amended, effective November 14, 2022, by adding the following paragraph 32 to read as follows:
32.Keronite Group Ltd.
(a)    Notwithstanding Appendix A Paragraph 31, each employee of Keronite Group Ltd. (“Keronite”) who became an Employee as of November 14, 2022, and any other eligible Employee who is thereafter employed by the Employer on or before December 31, 2022, at the operations and facilities that were acquired by the Employer from Keronite, shall not be eligible to become a Member prior to January 1, 2023 but shall be eligible to become a Member on any Enrollment Date on or after January 1, 2023, and shall be subject to the provisions of Sections 2.05(a) and 3.04(a) as of such date (such employees are hereinafter referred to as “Keronite Employees”). Each Keronite Employee shall remain eligible as long as he or she continues to satisfy the eligibility requirements. Each Keronite Employee hired on or after January 1, 2023, shall be eligible to become a Member and shall remain eligible in accordance with the Plan’s eligibility requirements.
(b)    For purposes of determining Years of Eligibility and Vesting Service with respect to any Keronite Employee who became an Employee on November 14, 2022, eligibility and vesting service shall commence with his or her most recent date of hire with Keronite immediately prior to such acquisition date.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this 14th day of November 2022.

    Curtiss-Wright Corporation
    Administrative Committee

    By:
        Robert Freda
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